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EXHIBIT 23 - B CONSENT OF CROWE CHIZEK AND COMPANY LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS


WE CONSENT TO THE INCORPORATION IN THE REGISTRATION STATEMENT OF UNITED BANCORP, INC. ON FORM S-4 OR OUR REPORT DATED JANUARY 16, 1998 ON THE CONSOLIDATED FINANCIAL STATEMENTS OF UNITED BANCORP, INC. AS OF DECEMBER 31, 1997 AND 1996 AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997. WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THE PROSPECTUS WHICH IS A PART OF THE REGISTRATION STATEMENT.




                                          /s/Crowe, Chizek and Company LLP
                                          --------------------------------
                                             Crowe, Chizek and Company LLP

Columbus, Ohio
April 27, 1998